PAGE 1
                                                                          EX-7.1







                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                     FOR THE JUNE 25, 1998 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
               5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1














PAGE 2
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS

Initial Pool Balance                                                542,490,000
Initial Invested Amount                                             200,000,000
Required Net Series Pool Balance                                    239,993,384
Original Investor Allocation Percentage                                   44.24%
Certificate Rate                                                           5.05%
Servicing Fee  (Per Annum)                                                 0.25%
Original Required Available Subordinated Amount                      36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                          130,000,000

===================================================================

MONTHLY ACTIVITY

Total Pool Collections                                              394,350,000
Total New Receivables Sold To Trust  (New Invoices)                 397,225,000
Dilutions                                                             6,561,000
Defaulted Receivables  (91 days +)                                   17,424,000
Total Pool Recoveries                                                         0
Investment Proceeds for Due Period                                            0
Interline Payables                                                  156,395,000
Overconcentration Amount                                                      0
Receivables Not Eligible                                                      0
Miscellaneous Payments  (Adjustment Payments +
     Transfer Deposit Amounts)                                                0
Monitored Receivables                                                65,860,000
Additions to Monitored Receivables                                   22,630,000
Collections of Monitored Receivables                                  8,918,000
Total Charged-Off Receivables                                            31,000
Purchaser Adjusted Invested Amount                                  125,000,000
Reassigned Receivables                                                        0

===============================================================================

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION

Series 1993-1 Certificate Rate                                             5.05%
Servicing Fee                                                              0.25%
Average Days Sales Outstanding                                             53.9
Monthly Payment Rate                                                      55.63%
Yield Reserve                                                         3,000,000
Fee Reserve                                                             149,787

INPUTS FROM PREVIOUS SERVICER REPORT

Ending Pool Balance                                                 708,823,000
Interline Payables                                                  150,363,000
Outstanding Balance                                                 558,460,000
Ending Net Receivables Pool Balance                                 487,762,000
Ending Series 1993-1 Invested Amount                                200,000,000
Ending Series 1993-1 Available Subordinated Amount                   44,947,949
Ending Deferred Monthly Servicing Fee                                         0
Ending Interest Shortfall + Additional Interest                               0
Unallocated Collections                                                       0
Principal Funding Account Balance                                             0
Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Series Adjusted Invested Amount                              244,947,949

Yield Reserve                                                         3,263,725
Fee Reserve                                                             163,815

Accumulation Period  (Y = 1; N = 2)                                           2
Early Amortization Period  (Y = 1; N = 2)                                     2

================================================================================

DELINQUENCY DATA  (As of 5/31/98)
                                               %           Dollar Amount
                                           ------------------------------------
1-30 Days From Invoice                             92.62%          653,067,000
31-60 Days From Invoice                             3.82%           26,964,000
61-90 Days From Invoice                             1.09%            7,651,000
91-120 Days From Invoice                            0.69%            4,886,000
121-150 Days From Invoice                           0.61%            4,307,000
151-180 Days From Invoice                           0.39%            2,732,000
181-210 Days From Invoice                           0.28%            1,991,000
211-240 Days From Invoice                           0.22%            1,524,000
Greater Than 240 Days From Invoice                  0.28%            1,984,000
                                           ------------------------------------
     Total                                        100.00%          705,106,000
                                           ------------------------------------

================================================================================

CERTIFICATE REPORTING DATES

Determination Date                                                    17-Jun-98
Distribution Date                                                     25-Jun-98
Due Period                                                               May-98
Series 1993-1 Period Number                                                  56
Last Day of Preceding Due Period                                      31-May-98

ALLOCATION PERCENTAGES

Beginning Invested Amount                                           200,000,000
Series Adjusted Invested Amount  (SAIA)                             244,925,451
Purchaser Adjusted Invested Amount  (PAIA)                          125,000,000
Trust Adjusted Invested Amount  (TAIA)                              369,925,451

Series Allocation Percentage  (SAIA / TAIA)                               66.21%
Investor Allocation Percentage                                            76.90%
Investor Ownership Percentage                                             28.22%
Seller Ownership Percentage                                               71.78%

================================================================================

COLLECTIONS

Total Pool Collections                                              394,350,000
Pool Recoveries                                                               0
Total Available Collections                                         394,350,000

Series Allocable Collections
     (SAP * Total Available Collections)                            261,096,800
Series Allocable Miscellaneous Payments                                       0
Available Investor Collections                                      200,790,544
Monthly Interest Due                                                    841,667
Monthly Interest Paid                                                   841,667
Remaining Available Collections                                     199,948,887
Beginning Interest Shortfall + Additional Interest Due                        0
Beginning Interest Shortfall + Additional Interest Paid                       0
Remaining Available Collections                                     199,948,887
Ending Unpaid Interest Shortfall                                              0

Certificateholders' Monthly Servicing Fee                                60,551
Withdrawal                                                               60,551
Remaining Available Collections                                     199,888,336

Beginning Deferred Monthly Servicing Fee                                      0
Withdrawal                                                                    0
Remaining Available Collections  ("Monthly Principal")              199,888,336
Ending Deferred Monthly Servicing Fee                                         0

Charged-Off Amount                                                       31,000
Investor Allocable Charged-Off Amount                                     8,747
Withdrawal                                                                8,747
Remaining Available Collections                                     199,879,589
Investor Charge-Off Shortfall                                                 0

Deficiency Amount                                                             0
Available Subordination Draw Amount                                           0
Remaining Investor Charge-Off Shortfall                                       0

POOL BALANCE

Beginning Pool Balance                                              708,823,000
Collections                                                        (394,350,000)
New Receivables                                                     397,225,000
Dilutions                                                            (6,561,000)
Charged-Off Receivables                                                 (31,000)
Ending Pool Balance                                                 705,106,000
Interline Payables                                                 (156,395,000)
Ending Outstanding Balance                                          548,711,000
Ending Net Receivables Pool Balance                                 465,427,000
Ending Net Series Pool Balance                                      308,156,461

================================================================================

REQUIRED NET SERIES POOL BALANCE

Subordination Percentage (Current Due Period)                             18.69%

Beginning Available Subordinated Amount                              44,947,949
Required Subordination Draw Amount                                            0
Invested Amount                                                     200,000,000
Ending Available Subordinated Amount                                 45,964,643
Yield Reserve                                                         3,000,000
Fee Reserve                                                             149,787
Initial Invested Amount - Invested Amount                                     0
Required Net Series Pool Balance                                    249,114,430

================================================================================

REQUIRED NET SERIES POOL BALANCE

Ending Invested Amount                                              200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                      245,964,643

Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                       370,964,643

Ending Series Allocation Percentage  (SAIA / TAIA)                        66.30%
Ending Investor Allocation Percentage                                     80.72%
Ending Investor Ownership Percentage                                      28.36%
Ending Seller Ownership Percentage                                        71.64%

================================================================================

CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES

   A.Dilution Percentage                                                   0.93%
   B.Monitored Receivables (As a Percentage of Pool Balance)
        Additions to Monitored Receivables                                 3.20%
        Collections of Monitored Receivables                               1.26%
                                                                           -----
        Net Additions/Reductions to Monitored Receivables                  1.94%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                                0
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00
Additional Investor Charge-Offs                                               0
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
     Reinstatement of Investor Certificates                                   0
     Reinstatement of Investor Certificates per
        $1,000 Certificate                                                 0.00
Ending Investor Charge-Offs                                                   0
Ending Investor Charge-Offs per $1,000 Certificate                         0.00

================================================================================

AMORTIZATION EVENTS
(Yes = 1;  No = 2)                                                     Y/N
                                                                       ---

   1.Breach of material covenant or agreement pursuant to
     the Pooling and Servicing Agreement uncured for 30 days             2
   2.Breach of representation or warranty not corrected for
     30 days                                                             2
   3.Bankruptcy, insolvency or receivership of Seller or CSXT            2
   4.Trust is deemed an "Investment Company"                             2
   5.CSXT fails to convey Receivables to Seller and Servicer
     fails to make deposit to Retained Collection Account                2
   6.Required Net Series Pool Balance exceeds Net Series Pool
     Balance                                                             2
   7.Any Series 1993-1 Servicer Default                                  2
   8.Termination Notice delivered to Servicer                            2
   9.Invested Amount of Series not paid in full on Expected
     Final Payment Date                                                  2
  10.Average Monthly Payment Rate for the three preceding Due
     Periods is less than 25%                                            2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount                                     8,747
Investor Recoveries                                                           0
Aggregate Investor Allocable Charged-Off Amount                           8,747
Aggregate Investor Allocable Charged-Off Amount as a
     Percentage of Ending Series Invested Amount                           0.00%
Loss Reserve                                                         26,000,000

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)

Calculation of Subordination Percentage

   A.Subordination Percentage Floor                                       13.00%

   B.I. Dilutions
        (a) Dilution Ratio -Greatest 2-month rolling average
        for prior 12 due periods                                           1.15%
        (b) Dilution Percentage- (5 * B.I.(a))                             5.75%

     II.Delinquencies
        (a)  Delinquency Ratio - Greatest 3-month rolling
              average for prior 12 Due Periods                             0.16%
        (b)  Delinquency Percentage  (7.5 * B.II.(a))                      1.20%

     IIIMonitored Receivables
        (a)  Monitored Receivables Ratio - Greatest 3-month
        rolling average for prior 12 Due Periods                           1.57%
        (b)  Monitored Receivables Percentage
              (7.5 * B.III.(a))                                           11.74%

     IV.Loss Percentage  (B.II. + B.III.)                                 12.94%

     V. Sum of Dilution and Loss Percentages (B.I. + B.IV.)               18.69%

   C.I. Alternate Dilutions
        (a)  Dilution Ratio - Greatest 2-month rolling
              average for prior 12 Due Periods                             1.15%
        (b)  Alternate Dilution Percentage  (4 * C.I.(a))                  4.60%

     II.Alternate Delinquencies
        (a)  Alternate Delinquency Percentage                              1.51%

     IIIAlternate Monitored Receivables
        (a)  Alternate Monitored Receivables Percentage                    9.97%

     IV.Alternate Loss Percentage  (C.II. + C. III.)                      11.48%

     V. Sum of Alternate Dilution and Alternate Loss
        Percentages                                                       16.08%

   D.Subordination Percentage  (Greatest of A.,
     B.V., or C.V.)                                                       18.69%

POOL FACTOR

Beginning Invested Amount                                           200,000,000
Ending Invested Amount                                              200,000,000
Pool Factor                                                           1.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL

Total Collections                                                   394,350,000

Available Investor Collections                                      199,879,589
Monthly Principal                                                             0
Available Principal Collections                                     199,879,589


   I.Revolving Period:
     Unallocated Collections                                                  0
     Amounts Paid to Seller  (Seller's Interest)                    199,879,589

  II.Accumulation Period / Early Amortization Period:
     Controlled Accumulation Amount                                           0
     Controlled Deposit Amount                                                0
     Monthly Principal Deposited into Principal Funding
        Account                                                               0
     Excess Collections                                                       0
     Excess Collections Paid To Seller                                        0
     Beginning Principal Funding Account Balance                              0
     Deposits to Principal Funding Account                                    0
     Ending Principal Funding Account Balance                                 0

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS

Total Amount Distributed                                             841,666.67
Total Amount Allocable to Interest                                   841,666.67
Total Amount Allocable to Interest per
     $1,000 of Certificates                                                4.21
Total Amount Allocable to Principal                                        0.00
Total Amount Allocable to Principal per
     $1,000 of Certificates                                                0.00
Pool Factor                                                           1.0000000

SERIES 1993-1 INVESTED AMOUNT

Beginning Invested Amount                                           200,000,000
Additional Investor Charge-Offs                                               0
Reimbursement of Investor Charge-Offs                                         0
Unallocated Collections                                                       0

Invested Amount Before Principal Amortization                       200,000,000


Principal on Deposit in Principal Funding Account                             0
Ending Invested Amount                                              200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                          841,667

SUBSEQUENT EVENT

     On May 31, 1998, the Revolving Period for Series 1993-1 ended and the Accumulation Period began. As of June 17, 1998, in conjunction with the issuance of a new series of certificates, $200 million has been deposited into the Series 1993-1 Principal Funding account to provide for redemption of the certificates on the expected final payment date of September 25, 1998. Sufficient amounts have also been deposited in the Interest Funding account to provide for monthly interest payments to Series 1993-1 certificateholders through the final payment date.

================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the the best of my knowledge.


                                                            /s/ JAMES FEESER
                                                            ----------------
                                                            James Feeser
                                                            Assistant Controller













PAGE 10
                       CSXT TRADE RECEIVABLES MASTER TRUST

                 Certificateholders' Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, as to Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the '"Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholers and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  June  26, 1998

Due Period: May  1, 1998 thru May 31, 1998

POOL COLLECTIONS

     Aggregate amount of Collections                             394,350,000.00

     Pool Balance as of the last day of the
        preceding Due Period                                     705,106,000.00

ALLOCATION PERCENTAGES

     Series 1993-1 Allocation Percentage                                  66.21%

     Investor Allocation Percentage                                       76.90%

     Investor Ownership Percentage                                        28.22%

DISTRIBUTION TO CERTIFICATEHOLDERS

Total amount distributed to Certificateholders                       841,666.67

Total amount distributed to Certificateholders
     allocable to Interest                                           841,666.67
Total amount distributed allocable to Interest
     per $1,000 of Certificates                                            4.21

Total amount distributed to Certificateholders
     allocable to Principal                                                0.00
Total amount distributed allocable to Principal
     per $1,000 of Certificates                                            0.00

Pool Factor                                                           1.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                        0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                       200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount for the Due
   Period                                                                 8,747


SUBORDINATION PERCENTAGE

Subordination Percentage for the Current Due Period                       18.69%

Ending Available Subordinated Amount                                 45,964,643

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
     Certificate                                                           0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000 Certificate                         0.00


POOL BALANCES

Pool Balance as of the last day of the preceding Due Period         705,106,000

Ending Net Receivables Pool Balance                                 465,427,000

Ending Net Series Pool Balance                                      308,156,461


SUBSEQUENT EVENT

     On May 31, 1998, the Revolving Period for Series 1993-1 ended and the Accumulation Period began. As of June 17, 1998, in conjunction with the issuance of a new series of certificates, $200 million has been deposited into the Series 1993-1 Principal Funding account to provide for redemption of the certificates on the expected final payment date of September 25, 1998. Sufficient amounts have also been deposited in the Interest Funding account to provide for monthly interest payments to Series 1993-1 certificateholders through the final payment date.